As filed with the Securities and Exchange Commission on March 4, 2011

Registration Nos. 333-169315, 333-169315-01, 333-169315-02, 333-169315-03,
333-169315-04, 333-169315-05, 333-169315-06, 333-169315-07

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830
ENTERGY ARKANSAS (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040
ENTERGY GULF STATES LOUISIANA, L.L.C. (a Louisiana limited liability company) 446 North Boulevard Baton Rouge, Louisiana 70802 Telephone (800) 368-3749 74-0662730	ENTERGY TEXAS, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 981-2000 61-1435798
ENTERGY LOUISIANA, LLC (a Texas limited liability company) 446 North Boulevard Baton Rouge, Louisiana 70802 Telephone (800) 368-3749 75-3206126	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777

_____________________

DAWN A. ABUSO, ESQ. MARK G. OTTS, ESQ.	THEODORE H. BUNTING, JR.	JOHN T. HOOD, ESQ.
Senior Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner
Entergy Services, Inc.	Entergy Corporation	Morgan, Lewis & Bockius LLP
639 Loyola Avenue	639 Loyola Avenue	101 Park Avenue
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	New York, New York 10178
(504)576-6755 (Ms. Abuso) (504)576-5228 (Mr. Otts)	(504) 576-2517	(212) 309-6281
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
Entergy Corporation	Ö
Entergy Arkansas, Inc.			Ö
Entergy Gulf States Louisiana, L.L.C.			Ö
Entergy Louisiana, LLC			Ö
Entergy Mississippi, Inc.			Ö
Entergy New Orleans, Inc.			Ö
Entergy Texas, Inc.			Ö
System Energy Resources, Inc.			Ö

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered Proposed maximum offering price per security Proposed maximum aggregate offering price Amount of registration fee
Entergy Corporation:	(1)
Debt Securities
Entergy Arkansas, Inc.
First Mortgage Bonds
Entergy Gulf States Louisiana, L.L.C.
First Mortgage Bonds
Entergy Louisiana, LLC
First Mortgage Bonds
Entergy Mississippi, Inc.:
First Mortgage Bonds
Entergy New Orleans, Inc.:
First Mortgage Bonds
Entergy Texas, Inc.:
First Mortgage Bonds
System Energy Resources, Inc.
First Mortgage Bonds

(1)
An indeterminate aggregate offering price of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrants are deferring payment of all of the registration fee and will pay “pay as you go registration fees”, except for (i) $11,005 that may be offset pursuant to Rule 457(p) for fees paid with respect to securities that remain registered and unsold pursuant to Registration Statement No. 333-132658, which was initially filed with the Securities and Exchange Commission by Entergy Mississippi, Inc. on March 23, 2006, which fees were carried forward on Registration Statement No. 333-159164, which was initially filed by Entergy Mississippi, Inc. on May 12, 2009, (ii) $1,216.50 that may be offset pursuant to Rule 457(p) for fees paid with respect to securities that remained registered and unsold pursuant to Registration Statement No. 333-95599, which was initially filed with the Securities and Exchange Commission by Entergy New Orleans, Inc. on January 28, 2000, which fees were carried forward on Registration Statement No. 333-113586, which was initially filed with the Securities Exchange Commission by Entergy New Orleans, Inc. on March 12, 2004, as well as $11,981 that may be offset pursuant to Rule 457(p) for fees paid with respect to securities that remain registered and unsold pursuant to Registration Statement No. 333-113586, which was initially filed with the Securities and Exchange Commission by Entergy New Orleans, Inc. on March 12, 2004, which fees were carried forward on Registration Statement No. 333-155584, which was initially filed by Entergy New Orleans, Inc. on November 21, 2008, for an aggregate of $13,197.50 of fees paid by Entergy New Orleans, Inc., (iii) $13,755 that may be offset pursuant to Rule 457(p) for fees paid with respect to securities that remain registered and unsold pursuant to Registration Statement No. 333-153442, which was initially filed with the Securities and Exchange Commission by Entergy Texas, Inc. on September 11, 2008, and (iv) $5,895 that may be offset pursuant to Rule 457(p) for fees paid with respect to securities that remain registered and unsold pursuant to Registration Statement No. 333-156718, which was initially filed with the Securities and Exchange Commission by System Energy Resources, Inc. on January 14, 2009, which unused filing fees may be offset against future filing fees due pursuant to Rule 457(p).  The unsold securities associated with such unused filing fees are hereby deregistered.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) to the Registration Statement on Form S-3 initially filed on September 10, 2010 by Entergy Corporation (as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on September 20, 2010 (which added Entergy Arkansas, Inc. (“EAI”), Entergy Gulf States Louisiana, L.L.C. (“EGSL”) and Entergy Louisiana, LLC (“ELL”), each majority-owned subsidiaries of Entergy Corporation, as additional registrants), and as further amended by this Post-Effective Amendment No. 2, the “Registration Statement”) is being filed to (i) add Entergy Mississippi, Inc. (“EMI”), a Mississippi corporation and majority-owned subsidiary of Entergy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by EMI; (ii) add Entergy New Orleans, Inc. (“ENOI”), a Louisiana corporation and majority-owned subsidiary of Entergy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by ENOI; (iii) add Entergy Texas, Inc. (“ETI”), a Texas corporation and majority-owned subsidiary of Entergy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by ETI; (iv) add System Energy Resources, Inc. (“SERI”), an Arkansas corporation and majority-owned subsidiary of Entergy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by SERI; (v) update the information provided in Part II of the Registration Statement related to the additional registrants; and (vi) file additional exhibits to the Registration Statement.  No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Entergy Corporation, EAI, EGSL and ELL, each of which remain a part of the Registration Statement, except for the restatement of exhibits attached hereto pursuant to Item 16.  Accordingly, such existing prospectuses are not included in this Post-Effective Amendment No. 2.  Pursuant to Rule 462(e) under the Securities Act of 1933, this Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission.

This Post-Effective Amendment No. 2 contains four forms of prospectuses, the first of which is to be used in connection with offerings of the securities referenced in clause (1) below, the second of which is to be used in connection with offerings of the securities referenced in clause (2) below, the third of which is to be used in connection with offerings of the securities referenced in clause (3) below, and the fourth of which is to be used in connection with offerings of securities referenced in clause (4) below:

(1) the first mortgage bonds of EMI registered pursuant to this Post-Effective Amendment No. 2;
(2) the first mortgage bonds of ENOI registered pursuant to this Post-Effective Amendment No. 2;
(3) the first mortgage bonds of ETI registered pursuant to this Post-Effective Amendment No. 2; and
(4) the first mortgage bonds of SERI registered pursuant to this Post-Effective Amendment No. 2.

Each offering of securities made by EMI, ENOI, ETI and SERI under the Registration Statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.  Each offering of securities made by Entergy Corporation, EAI, EGSL or ELL under the Registration Statement will be made pursuant to the applicable existing prospectus relating to the securities to be issued from time to time by such registrant, initially filed with Registration Statement Nos. 333-169315, 333-169315-03, 333-169315-02 and 333-169315-01, respectively.

The Registration Statement is separately filed by Entergy Corporation, EAI, EGSL, ELL, EMI, ENOI, ETI and SERI on a combined basis.  As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of the Registration Statement that is applicable to such registrant.  No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PROSPECTUS

FIRST MORTGAGE BONDS

ENTERGY MISSISSIPPI, INC.
308 East Pearl Street
Jackson, Mississippi 39201
(601) 368-5000

We -
o	may periodically offer our first mortgage bonds in one or more series; and

o	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -
o	will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property; and

o	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You -
o	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplement for that series. We will provide the specific information for those offerings and the specific terms of these first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.  _________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is March 4, 2011.

RISK FACTORS

Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our annual report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY MISSISSIPPI, INC.

We are an electric public utility company providing service to customers in the State of Mississippi since 1923. Our principal executive offices are located at 308 East Pearl Street, Jackson, Mississippi 39201. Our telephone number is 1-601-368-5000. We currently serve approximately 437,000 customers in the State of Mississippi.

We are owned by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”), and Entergy Operations, Inc., a nuclear management services company.

Capacity and energy from Grand Gulf are allocated among Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy New Orleans, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf's capacity and energy together with related costs is 33%. Payments we make under the unit power sales agreement are generally recovered through rates set by the Mississippi Public Service Commission, which regulates our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

Together with Entergy Arkansas, Inc., Entergy Louisiana Properties, LLC, and Entergy New Orleans, Inc., we own all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company that implements and maintains programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation’s utility subsidiaries.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings, including the status of industry restructuring in our service areas.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 10-K for the year ended December 31, 2010, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Abuso
Assistant Secretary
Entergy Mississippi, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dabuso@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Twelve Months Ended December 31,
2010	2009	2008	2007	2006
3.30	3.25	2.92	3.22	2.54

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS

General

We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of February 1, 1988, with The Bank of New York Mellon, successor corporate trustee (the “trustee”).  This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”

The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.

Terms of Specific Series of the New Bonds

The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and other terms and conditions upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms or provisions relating to that series that are not inconsistent with the provisions of the mortgage.

As of December 31, 2010, we had approximately $780 million principal amount of first mortgage bonds outstanding.

Payment

The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “—Book-Entry Only Securities” for additional information relating to payment on the New Bonds.

Redemption and Retirement

The prospectus supplement for a particular series of New Bonds offered by this prospectus will contain the prices and other terms and conditions, if any, for redemption of that series prior to maturity.

Form and Exchange

The New Bonds will be fully-registered bonds without coupons. See “—Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange.  We will not be required to provide for the transfer or exchange of any New Bond

1.	during the 15 days before an interest payment date (unless such New Bond has a record date for the payment of interest),

2.	during the 15 days before giving any notice of redemption, or

3.	selected for redemption.

Security

The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured by the mortgage. The mortgage constitutes a first mortgage lien on substantially all of our property subject to bankruptcy law and:

1.	minor defects and encumbrances customarily found in similar properties that do not materially impair the use of the property in the conduct of our business;

2.	other liens, defects and encumbrances, if any, existing or created at the time of our acquisition of the property; and

3.	excepted encumbrances.

The mortgage does not create a lien on the following “excepted property”:

1.	cash and securities;

2.	all merchandise, equipment, apparatus, materials or supplies held for sale or other disposition in the usual course of business or consumable during use;

3.	automobiles, vehicles and aircraft, timber, minerals, mineral rights and royalties; and

4.	receivables, contracts, leases and operating agreements.

The mortgage contains provisions that impose the lien of the mortgage on property we acquire after the date of the mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or sell substantially all of our assets to, another corporation, the lien created by the mortgage will generally not cover the property of the successor company, other than the property it acquires from us and improvements, replacements and additions to that property.

The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.

Issuance of Additional Bonds

Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that we can issue under the mortgage is unlimited. First mortgage bonds of any series may be issued from time to time on the following bases:

1.	70% of property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds; or

3.	deposit of cash with the trustee.

Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1987. Securities, automobiles, vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions. Deposited cash may be withdrawn upon the bases stated in clause (1) or (2) above.

As of December 31, 2010, we could have issued approximately $831.5 million of additional first mortgage bonds on the basis of net property additions and approximately $155 million on the basis of retired first mortgage bonds.

With certain exceptions in the case of clause (2) above, the issuance of first mortgage bonds must meet an “earnings” test. The adjusted net earnings, before income taxes, for 12 consecutive months of the preceding 18 months, must be at least twice the annual interest requirements on all first mortgage bonds outstanding at the time, including the additional first mortgage bonds to be issued, plus all indebtedness, if any, of prior rank. In general, interest on variable interest rate bonds, if any, is calculated using the average rate in effect during such 12-month period. Based upon the results of our operations for the twelve months ended December 31, 2010, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore not taking into account the property additions and retired bond issuance limitations), we could issue approximately $894 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds).  Such amount will be affected by the issuance of the New Bonds and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings.  New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.

The mortgage contains restrictions on the issuance of first mortgage bonds against property subject to liens.

Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.

Release and Substitution of Property

Property may be released from the lien of the mortgage without applying any earnings test, on the following bases:

1.	the deposit with the trustee of cash or, to a limited extent, purchase money mortgages;

2.
the lower of cost or fair value to us of unfunded property additions designated by us, after adjustments in certain cases to offset retirements and after making adjustments for certain prior lien bonds, if any, outstanding against property additions; or

3.	a waiver by us of our right to issue a specified principal amount of first mortgage bonds.

Property owned by us on December 31, 1987 may be released from the lien of the mortgage at its depreciated book value on December 31, 1987; all other property may be released at its cost, as defined in the mortgage. Unfunded property may also be released without applying any earnings test or complying with clauses (1), (2) or (3) above if, after its release, we would have at least one dollar of unfunded property that remains subject to the lien of the mortgage.

We can withdraw cash upon the bases stated in clauses (2) and/or (3) above.

Dividend Covenant

The terms of certain of our outstanding series of first mortgage bonds include our covenant to restrict our payment of cash dividends on our common stock in certain circumstances. Any dividend covenant applicable to a series of New Bonds will be described in the prospectus supplement relating to that series of New Bonds. There is no assurance that the terms of future dividend covenants, if any, will be the same as those applicable to our outstanding first mortgage bonds.

Modification

Your rights as a bondholder may be modified with the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds, or, if less than all series of first mortgage bonds are adversely affected, with the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds adversely affected. In general, no modification is effective against any bondholder without that bondholder’s consent if it:

1.	affects the terms of payment of principal, premium, if any, or interest;

2.	affects the lien of the mortgage; or

3.	reduces the percentage required for modification.

Defaults and Notices Thereof

Defaults under the mortgage include:

1.	default in the payment of principal;

2.	default for 30 days in the payment of interest;

3.	certain events of bankruptcy, insolvency or reorganization;

4.	defaults under a supplemental indenture; and

5.	default in other covenants for 90 days after notice (unless we have in good faith commenced efforts to perform the covenant).

The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if the trustee in good faith determines it is in the interests of the holders of first mortgage bonds.

The trustee or the holders of 25% of the first mortgage bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of first mortgage bonds may enforce the lien of the mortgage without giving the trustee written notice of a default and unless

1.
the holders of 25% of the first mortgage bonds have requested the trustee in writing to act, offered the trustee reasonable opportunity to act and indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred thereby; and

2.	the trustee shall have failed to act within 60 days of such request.

The holders of a majority in aggregate principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.

Evidence to be Furnished to the Trustee

Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.

Satisfaction and Discharge of Mortgage

After we provide for the payment of all of the first mortgage bonds (including the New Bonds) and after paying all other sums due under the mortgage, the mortgage may be satisfied and discharged. The first mortgage bonds will be deemed to have been paid when money or Eligible Obligations (as defined below) sufficient to pay the first mortgage bonds (in the opinion of an independent accountant in the case of Eligible Obligations) at maturity or upon redemption have been irrevocably set apart or deposited with the trustee, provided that the trustee shall have received an opinion of counsel to the effect that the setting apart or deposit does not require registration under the Investment Company Act of 1940, does not violate any applicable laws and does not result in a taxable event with respect to the holders of the first mortgage bonds prior to the time of their right to receive payment. “Eligible Obligations” means obligations of the United States of America that do not permit the redemption thereof at the issuer’s option.

Information about the Trustee

The trustee will be The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.

Book-Entry Only Securities

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through the Depository Trust Company (“DTC”).  Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee.  Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants.  The accounts to be credited shall be designated by the underwriters.  Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants.  The global certificates will be deposited with the trustee as custodian for DTC.

DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act.  DTC holds securities for its participants.  DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts.  This eliminates the need for physical movement of securities certificates.  The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Others who maintain a custodial relationship with a participant can use the DTC system.  The rules that apply to DTC and those using its systems are on file with the SEC.

Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.

To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.

Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.

DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered, those New Bonds will be issued in fully registered form without coupons;
  a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
  a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Entergy Mississippi, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Entergy Mississippi, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law. Certain legal matters with respect to the offering of the New Bonds will be passed on for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Wise Carter Child & Caraway, Professional Association, as to matters of Mississippi law relevant to its opinion.

 PROSPECTUS

FIRST MORTGAGE BONDS

ENTERGY NEW ORLEANS, INC.
1600 Perdido Street
New Orleans, Louisiana 70112
(504) 670-3700

We -

o	may periodically offer our first mortgage bonds in one or more series; and

o	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -

o	will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property; and

o	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You -

o	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplement for that series. We will provide the specific information for these offerings and the specific terms of these first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is March 4, 2011.

RISK FACTORS

Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our annual report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY NEW ORLEANS, INC.

We are an electric and gas public utility company providing services to customers in New Orleans, Louisiana since 1926.

We are owned by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”), and Entergy Operations, Inc., a nuclear management services company.

Capacity and energy from Grand Gulf are allocated among Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf's capacity and energy together with related costs is 17%. Payments we make under the unit power sales agreement are generally recovered through rates set by the City Council of the City of New Orleans, Louisiana, which regulates our electric and gas service, rates and charges and issuances of securities.

Together with Entergy Arkansas, Inc., Entergy Louisiana Properties, LLC, and Entergy Mississippi, Inc., we own all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company that implements and maintains programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation’s utility subsidiaries.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 10-K for the year ended December 31, 2010, our current report on Form 8-K dated March 2, 2011 (filed March 3, 2011), and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Abuso
Assistant Secretary
Entergy New Orleans, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dabuso@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Twelve Months Ended December 31,
2010	2009	2008	2007	2006
4.41	3.66	3.71	2.74	1.52

“Earnings represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS

General

We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of May 1, 1987 with The Bank of New York Mellon, successor corporate trustee (the “trustee”). This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”

The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.

Terms of Specific Series of the New Bonds

The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and other terms and conditions upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms or provisions relating to that series that are not inconsistent with the provisions of the mortgage.

As of December 31, 2010, we had approximately $167.3 million principal amount of first mortgage bonds outstanding.

Payment

The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “—Book-Entry Only Securities” for additional information relating to payment of the New Bonds.

Form and Exchange

The New Bonds will be fully-registered bonds without coupons. See “—Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond

•	during the 15 days before an interest payment date (unless such series has a record date for the payment of interest),
•	during the 15 days before giving any notice of redemption, or
•	selected for redemption.

Security

The New Bonds will be secured, together with all other first mortgage bonds outstanding under the mortgage, by a first mortgage lien on substantially all of our property subject to bankruptcy law and

1.	minor defects and encumbrances customarily found in similar properties that do not materially impair the use of the property in the conduct of our business;

2.	other liens, defects and encumbrances, if any, existing or created at the time of our acquisition of the property; and

3.	excepted encumbrances.

The mortgage does not create a lien on the following “excepted property”:

•	cash and securities;
•	all merchandise, equipment, apparatus, materials or supplies held for sale or other disposition in the usual course of business or consumable during use;
•	automobiles, vehicles and aircraft, timber, minerals, mineral rights and royalties; and
•	receivables, contracts, leases and operating agreements.

The mortgage contains provisions that impose the lien of the mortgage on property we acquire after the date of the mortgage, other than excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or sell substantially all of our assets to, another corporation, the lien created by the mortgage will generally not cover the property of the successor company, other than the property it acquires from us and improvements, replacements and additions to that property.

The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds.

Issuance of Additional First Mortgage Bonds

Subject to the issuance restrictions described below, we can issue up to $10 billion in aggregate principal amount of first mortgage bonds under the mortgage. First mortgage bonds of any series may be issued from time to time on the following bases:

1.	70% of property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds; or

3.	the deposit of cash with the trustee.

Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1986. Securities, automobiles, vehicles or aircraft, or property used principally for the production or gathering of natural gas are not included as property additions. Deposited cash may be withdrawn upon the bases stated in clause (1) or (2) above.

As of December 31, 2010, we could have issued approximately $107 million of additional first mortgage bonds on the basis of net property additions and approximately $170.1 million on the basis of retired first mortgage bonds.

With certain exceptions in the case of clause (2) above, the issuance of first mortgage bonds must meet an “earnings” test. The adjusted net earnings, before income taxes, for 12 consecutive months of the preceding 18 months, must be at least twice the annual interest requirements on all first mortgage bonds outstanding at the time, including the additional first mortgage bonds to be issued, plus all indebtedness, if any, of prior rank. In general, interest on variable interest rate bonds, if any, is calculated using the average rate in effect during such 12-month period.  Based upon the results of our operations for the twelve months ended December 31, 2010, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore not taking into account the property additions and retired bond issuance limitations), we could issue approximately $426 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds).  Such amount will be affected by the issuance of the New Bonds and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings.  New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.

The mortgage contains restrictions on the issuance of first mortgage bonds against property subject to liens.

Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.

Release and Substitution of Property

Property other than the Municipalization Interest (as defined in the mortgage) may be released from the lien of the mortgage without applying any earnings test, on the following bases:

1.	the deposit with the trustee of cash or, to a limited extent, purchase money mortgages;
2.
the lower of cost or fair value to us of unfunded property additions desginated by us, after adjustments in certain cases to offset retirements and after making adjustments for certain prior lien bonds, if any, outstanding against property additions; or

3.	a waiver by us of our right to issue a specified principal amount of first mortgage bonds.

Property owned by us on December 31, 1986 may be released from the lien of the mortgage at its depreciated book value on December 31, 1986; all other property may be released at its cost, as defined in the mortgage. Unfunded property may also be released without applying any earnings test or complying with clauses (1), (2) or (3) above if, after its release, we would have at least one dollar in unfunded property that remains subject to the lien of the mortgage.

We can withdraw cash upon the bases stated in clauses (1) and (2) above.

Dividend Covenant

The terms of outstanding series of first mortgage bonds include our covenant to restrict our payment of cash dividends on our common stock in certain circumstances.  Any dividend covenant applicable to a series of New Bonds issued and sold under this prospectus will be described in the prospectus supplement relating to that series of New Bonds.  There is no assurance that the terms of future dividend covenants, if any, will be the same as those applicable to our outstanding first mortgage bonds.

Redemption and Purchase

General

The prospectus supplement for a particular series of New Bonds will contain the terms and conditions, if any, for redemption prior to maturity.

Exchange or Redemption upon Merger or Consolidation.

Although we do not currently have any plans to merge or consolidate with Entergy Louisiana, LLC, the mortgage provides that, in the event of such a merger or consolidation, we would have the right to offer to exchange all outstanding New Bonds for a like principal amount of the new merged or consolidated company’s first mortgage bonds with the same interest rates, interest payment dates, maturity dates and redemption provisions. Unless we waive this right, the holders of outstanding New Bonds must either accept such first mortgage bonds in exchange for all or a portion of their New Bonds or tender to us for redemption any New Bonds not so exchanged. The redemption price applicable for these purposes to the New Bonds will be 100% of the principal amount plus accrued interest, unless otherwise provided in a prospectus supplement.

Modification

Your rights as a bondholder may be modified with the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds, or, if less than all series of first mortgage bonds are adversely affected, with the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds adversely affected. In general, no modification is effective against any bondholder without that bondholder’s consent if it:

1.	affects the terms of payment of principal, premium, if any, or interest;

2.	affects the lien of the mortgage; or

3.	reduces the percentage required for modification.

Defaults and Notices Thereof

Defaults under the mortgage include:

1.	default in the payment of principal;

2.	default for 30 days in the payment of interest;

3.	certain events of bankruptcy, insolvency or reorganization;

4.	defaults under a supplemental indenture; and

5.	default in other covenants for 90 days after notice (unless we have in good faith commenced efforts to perform the covenant).

The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if the trustee in good faith determines it is in the interests of the holders of first mortgage bonds.

The trustee or the holders of 25% of the first mortgage bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of first mortgage bonds may enforce the lien of the mortgage without giving the trustee written notice of a default and unless

1.
the holders of 25% of the first mortgage bonds have requested the trustee in writing to act, offered the trustee reasonable opportunity to act and indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred thereby; and

2.	the trustee shall have failed to act within 60 days of such request.

The holders of a majority in aggregate principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.

Evidence to be Furnished to the Trustee

Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.

Satisfaction and Discharge of Mortgage

After we provide for the payment of all of the first mortgage bonds (including the New Bonds) and after paying all other sums due under the mortgage, the mortgage may be satisfied and discharged. The first mortgage bonds will be deemed to have been paid when money or Eligible Obligations (as defined below) sufficient to pay the first mortgage bonds (in the opinion of an independent accountant in the case of Eligible Obligations) at maturity or upon redemption have been irrevocably set apart or deposited with the trustee, provided that the trustee shall have received an opinion of counsel to the effect that the setting apart or deposit does not require registration under the Investment Company Act of 1940, does not violate any applicable laws and does not result in a taxable event with respect to the holders of the first mortgage bonds prior to the time of their right to receive payment. “Eligible Obligations” means obligations of the United States of America that do not permit the redemption thereof at the issuer’s option.

Information about the Trustee

The trustee will be The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.

Book-Entry Only Securities

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through the Depository Trust Company (“DTC”).  Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee.  Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants.  The accounts to be credited shall be designated by the underwriters.  Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants.  The global certificates will be deposited with the trustee as custodian for DTC.

DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act.  DTC holds securities for its participants.  DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts.  This eliminates the need for physical movement of securities certificates.  The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Others who maintain a custodial relationship with a participant can use the DTC system.  The rules that apply to DTC and those using its systems are on file with the SEC.

Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.

To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.

Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.

DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered, those New Bonds will be issued in fully registered form without coupons;
  a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
  a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Entergy New Orleans, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Entergy New Orleans, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds offered hereby will be passed upon for us by Dawn A. Abuso, Esq., Senior Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, and by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Dawn A. Abuso, Esq., as to matters of Louisiana law relevant to its opinion.

PROSPECTUS

FIRST MORTGAGE BONDS

ENTERGY TEXAS, INC.
350 Pine Street
Beaumont, Texas 77701
(409) 981-2000
We -
• may periodically offer our first mortgage bonds in one or more series; and

• will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -
• will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our tangible electric utility property in Texas, our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way; and
• will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You - • will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplement for that series. We will provide the specific information for those offerings and the specific terms of these first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is March 4, 2011.

RISK FACTORS

Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our annual report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY TEXAS, INC.

Our Business

We are a business corporation organized under the laws of the State of Texas. Our principal executive offices are located at 350 Pine Street, Beaumont, Texas 77701. Our telephone number is (409) 838-6631.

We are a public utility company engaged in the generation, transmission, distribution and sale of electric energy to approximately 408,000 customers in the State of Texas. All of our common stock is owned by Entergy Corporation. The other major public utilities owned by Entergy Corporation are Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C. (“EGSL”), Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, and Entergy Operations, Inc., a nuclear management services company.

We are subject to regulation by the Public Utility Commission of Texas as to electric service, retail rates and charges, certification of generating facilities, power or capacity purchase contracts, depreciation, accounting and other matters involving our service territory, which is exclusively within Texas. We are also subject to regulation by the Federal Energy Regulatory Commission.

Jurisdictional Separation and Asset Allocation

Effective December 31, 2007, Entergy Gulf States, Inc. (“EGSI”) operating as a public utility in Louisiana and Texas reorganized pursuant to a jurisdictional separation plan into two vertically integrated utility companies – EGSL operating as a public utility in Louisiana and us operating as a public utility in Texas. We own all of EGSI’s distribution and transmission assets located in Texas, the gas-fired generating plants located in Texas, undivided 42.5% ownership shares of EGSI’s 70% ownership interest in Nelson 6 and 42% ownership interest in Big Cajun 2, Unit 3, which are coal-fired generating plants located in Louisiana, and other assets and contract rights to the extent related to EGSI’s utility operations in Texas. On a book value basis, approximately 41.9% of the EGSI assets were allocated to us and approximately 58.1% were allocated to EGSL.

We purchase from EGSL, pursuant to a life-of-the-unit purchased power agreement (“PPA”), a 42.5% share of capacity and energy from the 70% of River Bend Steam Electric Generating Station (nuclear) (“River Bend”) subject to retail regulation. We assumed a share of River Bend’s nuclear and environmental liabilities that is identical to the share of the plant’s output we purchase under this PPA. EGSL purchases a 57.5% share of capacity and energy from the gas-fired generating plants owned by us, and we purchase a 42.5% share of capacity and energy from the gas-fired generating plants owned by EGSL. The PPAs associated with the gas-fired generating plants will terminate when retail open access commences in our jurisdiction or when the associated unit is no longer dispatched by the Entergy system. The dispatch and operation of the generating plants has not changed as a result of the jurisdictional separation.

In connection with the jurisdictional separation, we executed separate instruments of assumption in favor of the trustees of EGSI’s debt pursuant to which we assumed our pro rata share of the long-term debt issued by EGSI that was outstanding as of December 31, 2007, which share was approximately 46% of EGSI’s long-term debt and aggregated approximately $1.1 billion of first mortgage bonds at such date (the “Assumed Debt”). We have repaid the Assumed Debt.

Additional Information

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings, including the status of industry restructuring in our service area.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 10-K for the year ended December 31, 2010, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Abuso
Assistant Secretary
Entergy Texas, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dabuso@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIOS OF EARNINGS TO FIXED CHARGES

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Twelve Months Ended December 31,
2010	2009	2008	2007	2006
2.10	1.92	2.04	2.07	2.12

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS

The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe the particular terms of the New Bonds, and provisions that vary from those described below, in one or more prospectus supplements.

We may issue the New Bonds from time to time in the future, in one or more series, under an Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, as it may be amended or supplemented from time to time (the “Mortgage”), between us and The Bank of New York Mellon, as trustee (the “Mortgage Trustee”). The Mortgage and a form of officer’s certificate establishing a series of New Bonds are each filed as exhibits to the registration statement of which this prospectus forms a part. All first mortgage bonds issued or to be issued under the Mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”

This section of the prospectus contains a summary of all material provisions of the Mortgage. The Mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the Mortgage. This summary is subject to and qualified in its entirety by reference to all the provisions of the Mortgage, including the definitions of some of the terms used in the Mortgage. We also include references in parentheses to some of the sections of the Mortgage. Whenever we refer to particular sections or defined terms of the Mortgage in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The Mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds.

General

The Mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “—Issuance of New Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “—Issuance of New Bonds.”

A prospectus supplement and any supplemental indenture, board resolution and officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the New Bonds;

•	any limit upon the total principal amount of the New Bonds;

•	the dates, or the method to determine the dates, on which the principal of the New Bonds will be payable and how it will be paid;

•	the interest rate or rates which the New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the New Bonds and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the New Bonds and the duration of any such extension;

•	the percentage, if less than 100%, of the principal amount of the New Bonds that will be payable if the maturity of the New Bonds is accelerated;

•	any date or dates on which the New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the New Bonds;

•	any additions or exceptions to the events of default under the Mortgage or additions or exceptions to our covenants under the Mortgage for the benefit of the holders of New Bonds;

•	any denominations other than multiples of $1,000 in which the New Bonds will be issued;

•
if payments on the New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the New Bonds may be converted into or exchanged for other securities of ours or of another entity;

•	any additional collateral security for the New Bonds; and

•	any other terms of the New Bonds not inconsistent with the terms of the Mortgage.

(Mortgage, Section 301.)

As of December 31, 2010, we had approximately $850 million principal amount of first mortgage bonds outstanding.

We may sell New Bonds at a discount below their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.

Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.

Redemption

We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the Mortgage Trustee will select the New Bonds to be redeemed. In the absence of any provision for selection, the Mortgage Trustee will choose a method of random selection as it may deem appropriate in accordance with the procedures of the DTC. (Mortgage, Section 503.)

Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. (Mortgage, Section 505.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the Mortgage Trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge. (Mortgage, Section 506.)

We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the Mortgage Trustee finds it workable. (Mortgage, Section 307.)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)

As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “—Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the New Bonds.

Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system, the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Mortgage Trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the Mortgage Trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond

•	during the 15 days before an interest payment date;

•	during the 15 days before giving any notice of redemption; or

•	selected for redemption except the unredeemed portion of any New Bond being redeemed in part.

(Mortgage, Section 305.)

Security

The Mortgage secures the first mortgage bonds now outstanding and will secure the New Bonds. The Mortgage constitutes a first mortgage lien on all of our tangible electric utility property located in Texas, together with our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way, other than Excepted Property (as defined below) and subject to Permitted Liens (as discussed below). These properties are sometimes referred to as our “Mortgaged Property”, and the Mortgaged Property acquired by us after December 31, 2007 is sometimes referred to as “Property Additions.”

Permitted Liens

The lien of the Mortgage is subject to Permitted Liens described in the Mortgage. These Permitted Liens include, among others,

•	liens existing at October 1, 2008 (the “Execution Date of the Mortgage”) that have not been discharged;

•	as to property acquired by us after the Execution Date of the Mortgage, liens existing or placed on such property at the time we acquire such property and any Purchase Money Liens;

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and Prepaid Liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•
liens securing indebtedness or other obligations relating to real property we acquired for specified transmission , distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

(Mortgage, Granting Clauses and Section 101.)

The Mortgage provides that the Mortgage Trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the Mortgage.

Excepted Property

The lien of the Mortgage does not cover, among other things, the following types of property:

•	all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the Mortgage Trustee or required so to be;

•
all contracts, leases, operating agreements and other agreements of all kinds (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

•
all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);

•	all unrecorded easements and rights of way;

•	all intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

•	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;

•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•
all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the Mortgage;

•
all property which subsequent to the Execution Date of the Mortgage has been released from the lien of the Mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof; and

•	all property located at Edison Plaza in Beaumont, Texas.

We sometimes refer to property of ours not covered by the lien of the Mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)

Funded Property

The Mortgaged Property that was owned by us on December 31, 2007 and on the Execution Date of the Mortgage is considered Funded Property and is funded at its net book value on December 31, 2007. Property Additions will become Funded Property when used under the Mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the Mortgage Trustee for the issuance of first mortgage bonds.

Issuance of New Bonds

Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that may be authenticated and delivered under the Mortgage is unlimited. (Mortgage, Section 301) First mortgage bonds of any series may be issued from time to time only on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:

•
70% of the cost or fair value to us (whichever is less) of Property Additions which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of New Bonds, the release of Mortgaged Property or the withdrawal of cash which have been substituted for retired Funded Property or which have been used for other specified purposes (Mortgage, Section 102)) after specified deductions and additions, primarily including adjustments to offset property retirements;

•	the aggregate principal amount of Retired Securities, as defined below; or

•	an amount of cash deposited with the Mortgage Trustee.

“Retired Securities” mean

•
any first mortgage bonds authenticated and delivered under the Mortgage which (i) no longer remain outstanding, (ii) have not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes under any of the provisions of the Mortgage; and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash; and

•
any Assumed Debt which (i) no longer remains outstanding because we have paid or caused to be deposited with the applicable trustee, paying agent or the holder of such Assumed Debt moneys sufficient to pay our obligations with respect to such Assumed Debt, (ii) has not been made the basis of the authentication and delivery of mortgage bonds, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes under any of the provisions of the Mortgage; and (iii) has not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

(Mortgage, Sections 101, 1601, 1602, 1603, 1604 and 1605.)

As of December 31, 2010, we could have issued approximately $212.4 million of additional first mortgage bonds on the basis of net property additions and approximately $525 million of additional first mortgage bonds on the basis of Retired Securities.

Release of Property

Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any collateral for the first mortgage bonds that constitutes Funded Property, except for cash held by the Mortgage Trustee, upon delivery to the Mortgage Trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

•	an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens upon the property to be released and delivered to the Mortgage Trustee;

•
an amount equal to the cost or fair value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

•
10/7ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities or bond credits (with the entitlement being waived by operation of the release);

•
10/7ths of the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee (with the first mortgage bonds to be cancelled by the Mortgage Trustee) other than first mortgage bonds issued on the basis of deposited cash;

•
any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

(Mortgage, Section 1803.)

Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute Funded Property or Funded Cash held by the Mortgage Trustee, without depositing any cash or property with the Mortgage Trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)

The Mortgage provides simplified procedures for the release of Mortgaged Property with a net book value of up to the greater of $10 million or 3% of outstanding first mortgage bonds during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain, provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the Mortgage Trustee. (Mortgage Sections 1802, 1805 and 1807.)

If we retain any interest in any property released from the lien of the Mortgage, the Mortgage will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property unless we subject such property to the lien of the Mortgage. (Mortgage, Section 1810.)

The Mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the Trustee or the holders of outstanding first mortgage bonds; provided that (i) such action is, in our opinion, necessary, desirable or advisable in the conduct of our business, and (ii) any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of Mortgaged Property shall cease to be Mortgaged Property without any release or consent, or report to, the Trustee. (Mortgage, Section 1802.)

Withdrawal of Cash

Unless an event of default under the Mortgage has occurred and is continuing, and subject to specified limitations, cash held by the Mortgage Trustee may, generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities or bond credits (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee (with the first mortgage bonds to be cancelled by the Mortgage Trustee), or (2) upon our request, be applied to (a) the purchase of first mortgage bonds or (b) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for payment) of any first mortgage bonds which are redeemable. (Mortgage, Section 1806.)

Satisfaction and Discharge of New Bonds

We will be discharged from our obligations on the New Bonds if we irrevocably deposit with the Mortgage Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Bonds. (Mortgage, Section 801.)

Consolidation, Merger and Conveyance of Assets

Under the terms of the Mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:

•
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all first mortgage bonds then outstanding under the Mortgage and confirms the lien of the Mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of the Mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

•
in the case of a lease, such lease is made expressly subject to termination by us or by the Mortgage Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Mortgage;

•	we shall have delivered to the Mortgage Trustee an officer’s certificate and an opinion of counsel as provided in the Mortgage; and

•
immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the Mortgage, or event which, after notice or lapse of time or both, would become an event of default under the Mortgage, shall have occurred and be continuing.

(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to any other person, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the Mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)

The Mortgage does not prevent or restrict:

•
any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)

•
any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a Purchase Money Lien that ranks equally with, or senior to, the first mortgage bonds with respect to the Mortgaged Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)

Although the successor entity may, in its sole discretion, subject to the lien of the Mortgage property then owned or thereafter acquired by the successor entity, the lien of the Mortgage generally will not cover the property of the successor entity other than the property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the Mortgage. (Mortgage, Section 1203)

The terms of the Mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger of the sort permitted by Texas law in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of Mortgaged Property subject to the provisions of the Mortgage described above unless all or substantially all of the Mortgaged Property is allocated to one or more other entities.

Events of Default

“Event of default,” when used in the Mortgage with respect to first mortgage bonds, means any of the following:

•
failure to pay interest on any mortgage bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such mortgage bond as provided in the Mortgage;

•	failure to pay the principal of or any premium on any mortgage bond when due unless we have made a valid extension of the maturity of such mortgage bond as provided in the Mortgage;

•
failure to perform or breach of any other covenant or warranty in the Mortgage that continues for 90 days after we receive written notice from the Mortgage Trustee, or we and the Mortgage Trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, unless the Mortgage Trustee, or the Mortgage Trustee and the holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Mortgage Trustee, or the Mortgage Trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	events of our bankruptcy, insolvency or reorganization as specified in the Mortgage; or

•	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of first mortgage bonds.

(Mortgage, Sections 301, 901 and 1301.)

Remedies

If an event of default under the Mortgage occurs and is continuing, then the Mortgage Trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the Mortgage Trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable.

At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the Mortgage Trustee, the event of default under the Mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the Mortgage Trustee a sum sufficient to pay:

(1) all overdue interest on all outstanding first mortgage bonds;

(2) the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3) interest on overdue interest to the extent lawful; and

(4) all amounts due to the Mortgage Trustee under the Mortgage; and

•	any other event of default under the Mortgage with respect to the first mortgage bonds has been cured or waived as provided in the Mortgage.

(Mortgage, Section 902.)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Subject to the Mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the Mortgage occurs and is continuing, the Mortgage Trustee has the power to appoint a receiver for the Mortgaged Property, and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.)

Other than its duties in case of an event of default under the Mortgage, the Mortgage Trustee is not obligated to exercise any of its rights or powers under the Mortgage at the request, order or direction of any of the holders, unless the holders offer the Mortgage Trustee an indemnity satisfactory to it. (Mortgage, Section 1003.) If they provide this indemnity, the holders of a majority in principal amount of the outstanding first mortgage bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee. The Mortgage Trustee is not obligated to comply with directions that conflict with law or other provisions of the Mortgage or that could involve the Mortgage Trustee in personal liability in circumstances where indemnity would not, in the Mortgage Trustee’s sole discretion, be adequate. (Mortgage, Section 912.)

No holder of first mortgage bonds will have any right to institute any proceeding under the Mortgage, or any remedy under the Mortgage, unless:

•	the holder has previously given to the Mortgage Trustee written notice of a continuing event of default under the Mortgage;

•
the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the Mortgage Trustee and have offered indemnity satisfactory to the Mortgage Trustee to institute proceedings; and

•
the Mortgage Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds inconsistent with the written request of holders referred to above.

(Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the mortgage bond on or after the applicable due date. (Mortgage, Section 908.)

We will provide to the Mortgage Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Mortgage. (Mortgage, Section 705.)

Modification and Waiver

Without the consent of any holder of first mortgage bonds, we and the Mortgage Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to add additional events of default under the Mortgage for all or any series of first mortgage bonds;

•
to change or eliminate or add any new provision to the Mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect, the change, elimination or addition will become effective only:

(1) when the consent of the holders of first mortgage bonds of such series has been obtained in accordance with the Mortgage; or

(2) when no first mortgage bonds of the affected series remain outstanding under the Mortgage;

•	to provide additional security for any first mortgage bonds;

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the Mortgage;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor Mortgage Trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to amend and restate the Mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect; or

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the Mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

(Mortgage, Section 1301.)

The holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, may waive compliance by us with some restrictive provisions of the Mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding first mortgage bonds may waive any past default under the Mortgage, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Mortgage that cannot be modified or amended without the consent of the holder of each outstanding mortgage bond of any affected series. (Mortgage, Section 913.)

Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the Mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected mortgage bond then outstanding to:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount of any mortgage bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any mortgage bond;

•
create any lien ranking prior to or on a parity with the lien of the Mortgage with respect to the Mortgaged Property, terminate the lien of the Mortgage on the Mortgaged Property or deprive any holder of a mortgage bond of the benefits of the security of the lien of the Mortgage;

•
reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the Mortgage or of any default thereunder and its consequences, or reduce the requirements for a quorum or voting; or

•	modify certain provisions of the Mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the first mortgage bonds of any series.

A supplemental indenture that changes the Mortgage solely for the benefit of one or more particular series of first mortgage bonds, or modifies the rights of the holders of first mortgage bonds of one or more series, will not affect the rights under the Mortgage of the holders of the first mortgage bonds of any other series. (Mortgage, Section 1302.)

The Mortgage provides that first mortgage bonds owned by us or anyone else required to make payment on the first mortgage bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)

We may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding first mortgage bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding first mortgage bonds will be computed as of the record date.

Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any mortgage bond will bind every future holder of that mortgage bond and the holder of every mortgage bond issued upon the registration of transfer of or in exchange for that mortgage bond. A transferee will also be bound by acts of the Mortgage Trustee or us in reliance thereon, whether or not notation of that action is made upon the mortgage bond. (Mortgage, Section 106.)

Resignation of a Mortgage Trustee

The Mortgage Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of first mortgage bonds then outstanding delivered to the Mortgage Trustee and us. No resignation or removal of the Mortgage Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Mortgage Trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the Mortgage, the Mortgage Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Mortgage. (Mortgage, Section 1010.)

Notices

Notices to holders of New Bonds will be given by mail to the addresses of the holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)

Title

We, the Mortgage Trustee, and any of our or the Mortgage Trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)

Governing Law

The Mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the Mortgage. (Mortgage, Section 114.)

Information about the Mortgage Trustee

The Mortgage Trustee will be The Bank of New York Mellon. In addition to acting as Mortgage Trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the Mortgage Trustee and its affiliates in the ordinary course of our respective businesses.

Book-Entry Only Securities

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through the Depository Trust Company (“DTC”).  Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee.  Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants.  The accounts to be credited shall be designated by the underwriters.  Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants.  The global certificates will be deposited with the trustee as custodian for DTC.

DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act.  DTC holds securities for its participants.  DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts.  This eliminates the need for physical movement of securities certificates.  The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Others who maintain a custodial relationship with a participant can use the DTC system.  The rules that apply to DTC and those using its systems are on file with the SEC.

Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.

To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.

Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.

DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered, those New Bonds will be issued in fully registered form without coupons;
  a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
  a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from Entergy Texas, Inc. and Subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Entergy Texas, Inc. and Subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and by Clark, Thomas & Winters, A Professional Corporation, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Clark, Thomas & Winters, A Professional Corporation, as to matters of Texas law relevant to its opinion.

PROSPECTUS

FIRST MORTGAGE BONDS

SYSTEM ENERGY RESOURCES, INC.
Echelon One
1340 Echelon Parkway
Jackson, Mississippi 39213
(601) 368-5000
We -

o	may periodically offer our first mortgage bonds in one or more series; and

o	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -

o	will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property; and

o	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You -

o	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplement for that series. We will provide the specific information for those offerings and the specific terms of these first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is March 4, 2011.

RISK FACTORS

Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our annual report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus.

In addition, you should consider the following risk factor relating to the New Bonds:

The New Bonds will benefit from the support of the Availability Agreement and the Capital Funds Agreement; however, we have reserved the right to terminate these arrangements.

As described elsewhere in this prospectus, the Availability Agreement and the Capital Funds Agreement (each as defined below) are backstop arrangements for the benefit of our bondholders and other lenders. In addition to the lien of our mortgage, the New Bonds may have the sole and exclusive benefit of an Assignment of Availability Agreement, Consent and Agreement and a Supplementary Capital Funds Agreement and Assignment. However, we currently have the right to terminate the Availability Agreement, and the assignments thereof, without the consent of any assignees. By purchasing New Bonds offered by this prospectus, investors will pre-consent to the termination of the Availability Agreement and any Assignment of Availability Agreement that may apply to the New Bonds. We have reserved the similar right to terminate the Capital Funds Agreement, and the assignments thereof, when all other holders of our indebtedness who currently have the benefit of such security consent to such an action (or their indebtedness is retired). By purchasing New Bonds offered by this prospectus supplement, investors will pre-consent to the termination of the Capital Funds Agreement and any Supplementary Capital Funds Agreement that may apply to the New Bonds. Exercise of the right to terminate these agreements would end all support arrangements contained in the respective agreement, including the support arrangements in case of a permanent shut down of Grand Gulf (as defined below). This exercise, if undertaken by us, may have an adverse impact on our outstanding securities, including the New Bonds.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

SYSTEM ENERGY RESOURCES, INC.

General

Our principal executive offices are located at Echelon One, 1340 Echelon Parkway, Jackson, Mississippi 39213. Our telephone number is 601-368-5000. We are a wholly-owned subsidiary of Entergy Corporation (“Entergy”), which also owns all of the common stock of Entergy Arkansas, Inc. (“Entergy Arkansas”), Entergy Mississippi, Inc. (“Entergy Mississippi”), Entergy New Orleans, Inc. (“Entergy New Orleans”) and Entergy Texas, Inc. and, indirectly, the common membership interests in each of Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC (“Entergy Louisiana,” and, together with Entergy Arkansas, Entergy Mississippi and Entergy New Orleans, the “System Operating Companies”). Other subsidiaries of Entergy from which we buy services include Entergy Services, Inc., an administrative services company, and Entergy Operations, Inc., a nuclear management services company (“Entergy Operations”). We buy nuclear fuel and certain related services from and through System Fuels, Inc., another Entergy subsidiary (Entergy and its consolidated subsidiaries, the “Entergy System”).

Nature of Our Business

Our principal asset consists of our 90% ownership/leasehold interest in Unit 1 of the Grand Gulf Steam Electric Generating Station (nuclear) (“Grand Gulf”), a 1,250-megawatt nuclear powered electric generating unit near Port Gibson, Mississippi. The other 10% of Grand Gulf is owned by South Mississippi Electric Power Association, a wholesale cooperative in Mississippi. Grand Gulf began commercial operation in 1985 and has operated without a significant shutdown since that time except for normal refueling outages. We have approximately a 78.5% ownership interest and, from a sale and leaseback transaction, an 11.5% leasehold interest in Grand Gulf. As part of the sale and leaseback arrangements, we are required to maintain letters of credit to secure certain amounts payable for the benefit of the equity investors under the leases. The current letters of credit, in the aggregate amount of approximately $191 million, are effective until April 15, 2013.

We sell the capacity and energy from our 90% interest in Grand Gulf exclusively to the System Operating Companies. These sales are made under a Unit Power Sales Agreement among us and the System Operating Companies (the “Unit Power Sales Agreement”) which has been approved by the Federal Energy Regulatory Commission (the “FERC”). (See “—Source of Revenue” below.) In 1990, Entergy Operations took over responsibility for operating Grand Gulf. At December 31, 2010, we had utility plant assets (net of accumulated depreciation) of approximately $1.8 billion, long-term debt of approximately $797 million and common shareholder’s equity of approximately $812 million.

Source of Revenue

Our operating revenues are derived from the allocation of the capacity, energy and related costs associated with our 90% share of Grand Gulf pursuant to the Unit Power Sales Agreement. Under that agreement, we agreed to sell all of our share of capacity and energy from Grand Gulf to the System Operating Companies in accordance with specified percentages (Entergy Arkansas, 36%, Entergy Louisiana, 14%, Entergy Mississippi, 33% and Entergy New Orleans, 17%) as ordered by the FERC. Charges under this agreement are paid in consideration for the purchasing System Operating Companies’ respective entitlement to receive capacity and energy and are payable irrespective of the quantity of energy delivered so long as Grand Gulf remains in commercial operation. The average monthly obligations for payments from the System Operating Companies to us for 2010 under the Unit Power Sales Agreement were approximately $17.1 million for Entergy Arkansas, $6.9 million for Entergy Louisiana, $14.2 million for Entergy Mississippi and $8.3 million for Entergy New Orleans.

Payments under the Unit Power Sales Agreement are our only source of operating revenues. Our financial condition, therefore, depends upon the receipt of payments from the System Operating Companies under the Unit Power Sales Agreement and on the continued commercial operation of Grand Gulf. We have no reason to believe that the System Operating Companies will not be in a position to meet their financial obligations to pay for their allocated portions of Grand Gulf capacity and energy under the Unit Power Sales Agreement. For information with respect to other commitments and contingent obligations of the System Operating Companies, reference is made to Note 8, “Commitments and Contingencies” of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

The Unit Power Sales Agreement is to remain in effect until terminated by the parties (this termination being subject to the FERC’s approval), which we expect to occur upon Grand Gulf's retirement from service at the expiration date of its operating license, November 1, 2024. In general, approval by holders of our outstanding indebtedness for borrowed money would not be required for termination, amendment or modification of the Unit Power Sales Agreement.

Contractual Arrangements for the Benefit of Creditors

As described elsewhere in this prospectus, substantially all of our property is subject to our mortgage, which secured $70 million of our outstanding first mortgage bonds at December 31, 2010. In addition, certain of our indebtedness for borrowed money, including our outstanding first mortgage bonds, is secured by assignments of our rights under our Capital Funds Agreement, dated as of June 21, 1974, as amended and supplemented, with Entergy (the “Capital Funds Agreement”) and our Availability Agreement dated as of June 21, 1974, as amended, with the System Operating Companies (the “Availability Agreement”). The New Bonds offered by this prospectus may likewise be secured by assignments of our rights under these support arrangements; however, by the terms of the New Bonds, holders of the New Bonds will consent to our right to terminate these agreements and assignments without any further action by the holders, subject to certain conditions.

Pursuant to the Capital Funds Agreement and the assignments thereof, Entergy has agreed to supply to us sufficient capital to (1) maintain our equity capital at an amount equal to a minimum of 35% of our total capitalization (excluding short-term debt), and (2) permit the continuation of commercial operation of Grand Gulf and to pay in full all of our indebtedness for borrowed money when due under any circumstances. The performance by Entergy of its obligations under the Capital Funds Agreement is not conditioned on Grand Gulf continuing to remain in service.

Pursuant to the Availability Agreement and the assignments thereof, the System Operating Companies are individually obligated to make payments or subordinated advances to us in accordance with stated percentages (Entergy Arkansas, 17.1%, Entergy Louisiana, 26.9%, Entergy Mississippi, 31.3% and Entergy New Orleans, 24.7%) in amounts that, when added to amounts received under the Unit Power Sales Agreement or otherwise, are adequate to cover all of (i) our total operating expenses for Grand Gulf, including depreciation at a specified rate and permanent shutdown costs and (ii) our interest charges. The respective percentages of payments due by the System Operating Companies were agreed upon by the parties pursuant to an amendment to the Availability Agreement in connection with the financing of the construction costs of Grand Gulf. The different percentages of allocation of capacity and energy from Grand Gulf, and the corresponding payments due by the System Operating Companies under the Unit Power Sales Agreement, were ordered by the FERC in June 1985 based upon the FERC’s determination of these companies’ system-wide demand responsibilities.

The Availability Agreement provides assurances that we would have available adequate cash resources to cover our operating expenses and interest costs and permanent shutdown costs in the event of a shortfall of funds available to us from sales of capacity and energy under the Unit Power Sales Agreement and from other sources. These assurances do not cover or provide for a return on equity. On the other hand, payments to us under the Unit Power Sales Agreement cover our full cost of service, to the extent allowed pursuant to FERC ratemaking practices, including a return on equity. The Availability Agreement by its terms provides that amounts payable thereunder in respect of Grand Gulf are payable even if the unit is not in service for any reason. As discussed above, payments under the Unit Power Sales Agreement are required to be made so long as Grand Gulf remains in commercial operation. Since commercial operation of Grand Gulf began, payments under the Unit Power Sales Agreement to us have exceeded the amounts payable under the Availability Agreement. Accordingly, no payments under the Availability Agreement by the System Operating Companies have ever been required.

The Capital Funds Agreement may be terminated, amended or modified by mutual agreement of the parties thereto, and, upon also obtaining, if required, the consent of those holders of our indebtedness then outstanding who have received assignments of the agreements as referred to above. We and the other parties thereto currently have the right to terminate, amend or modify the Availability Agreement and the assignments thereof without the consent of any assignees.

Additional Information

The information above is only a summary and is not complete. For further information about the support arrangements described above, see “Description of the New Bonds” in this prospectus, and for further information about our support arrangements, please refer to our Annual Report on Form 10-K for the year ended December 31 2010, including Note 8, “Commitments and Contingencies” of the Notes to Financial Statements therein. You should also read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 10-K for the year ended December 31, 2010, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Daniel T. Falstad
Assistant Secretary
System Energy Resources, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-2095

You may also direct your requests via e-mail to dfalsta@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Twelve Months Ended December 31,
2010	2009	2008	2007	2006
3.64	3.73	3.29	3.95	4.05

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS

We will set forth in the applicable prospectus supplement a description of the New Bonds that may be offered under this prospectus.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:

1.      through one or more underwriters or dealers;
2.      directly to one or more purchasers;
3.      through one or more agents; or
4.      through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
        2.      the initial public offering price;
3.      any underwriting discounts and other items constituting underwriters’ compensation;
4.      the proceeds we receive from that sale; and
5.      any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of System Energy Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds offered hereby will be passed upon for us by Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law, by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, as to matters of Arkansas law, and by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinions of Wise Carter Child & Caraway, Professional Association and Friday, Eldredge & Clark, LLP as to matters of Mississippi and Arkansas law, respectively, related to its opinion.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*

__________________

+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee for the securities covered by this registration statement except for $43,852.50 that has already been paid with respect to securities that were previously registered by certain of the registrants but were never sold, as more fully described in footnote (1) to the Calculation of Registration Fee Table on the facing page of this registration statement.

*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.

Item 15. Indemnification of Directors and Officers.

ENTERGY CORPORATION

Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.

ENTERGY ARKANSAS, INC.

Entergy Arkansas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, Inc.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Arkansas, Inc.’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.

ENTERGY GULF STATES LOUISIANA, L.L.C.

Entergy Gulf States Louisiana, L.L.C. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Gulf States Louisiana, L.L.C.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Gulf States Louisiana, L.L.C.’s Articles of Organization and its Operating Agreement, its officers and directors may generally be indemnified to the full extent of such laws.

ENTERGY LOUISIANA, LLC

Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Louisiana, LLC’s Articles of Organization and Regulations, its directors and officers may generally be indemnified to the full extent of such laws.

ENTERGY MISSISSIPPI, INC.

Entergy Mississippi has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Mississippi’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Mississippi permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Mississippi’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.

ENTERGY NEW ORLEANS, INC.

Entergy New Orleans has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy New Orleans’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy New Orleans’s Amended By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.

ENTERGY TEXAS, INC.

Entergy Texas has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Texas’s Certificate of Formation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.

SYSTEM ENERGY RESOURCES, INC.

System Energy Resources has insurance covering its expenditures that might arise in connection with our lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources’ directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under System Energy Resources’ Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.

Item 16. Exhibits.

See the Exhibit Index at the end of this registration statement.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

ENTERGY CORPORATION

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

________________*
J. Wayne Leonard	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 4, 2011

________________*
Leo P. Denault	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2011

________________*
Maureen Scannell Bateman	Director	March 4, 2011

________________*
W. Frank Blount	Director	March 4, 2011

________________*
Gary W. Edwards	Director	March 4, 2011

________________*
Alexis M. Herman	Director	March 4, 2011

________________*
Donald C. Hintz	Director	March 4, 2011

________________*
Stuart L. Levenick	Director	March 4, 2011

________________*
Blanche Lambert Lincoln	Director	March 4, 2011

________________*
Stewart C. Myers	Director	March 4, 2011

________________*
James R. Nichols	Director	March 4, 2011

________________*
William A. Percy, II	Director	March 4, 2011

________________*
W.J. “Billy” Tauzin	Director	March 4, 2011

________________*
Steven V. Wilkinson	Director	March 4, 2011

* By: /s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr. Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

ENTERGY ARKANSAS, INC.

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_________________*
Hugh T. McDonald	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	March 4, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	March 4, 2011

_________________*
Leo P. Denault	Director	March 4, 2011

_________________*
Mark T. Savoff	Director	March 4, 2011

_________________*
Gary J. Taylor	Director	March 4, 2011

* By: /s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr. Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Entergy Gulf States Louisiana, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

ENTERGY GULF STATES LOUISIANA, L.L.C.

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_________________*
William M. Mohl	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	March 4, 2011

_________________*
Leo P. Denault	Director	March 4, 2011

_________________*
Mark T. Savoff	Director	March 4, 2011

_________________*
Gary J. Taylor	Director	March 4, 2011

* By: /s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr. Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

ENTERGY LOUISIANA, LLC

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_________________*
William M. Mohl	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	March 4, 2011

_________________*
Leo P. Denault	Director	March 4, 2011

_________________*
Mark T. Savoff	Director	March 4, 2011

_________________*
Gary J. Taylor	Director	March 4, 2011

* By: /s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr. Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Entergy Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

ENTERGY MISSISSIPPI, INC.

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haley R. Fisackerly
Haley R. Fisackerly	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 21, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	March 4, 2011

/s/ Leo P. Denault
Leo P. Denault	Director	March 4, 2011

/s/ Mark T. Savoff
Mark T. Savoff	Director	March 4, 2011

/s/ Gary J. Taylor
Gary J. Taylor	Director	March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Entergy New Orleans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

ENTERGY NEW ORLEANS, INC.

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles L. Rice, Jr.
Charles L. Rice, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	March 4, 2011

/s/ Leo P. Denault
Leo P. Denault	Director	March 4, 2011

/s/ Gary J. Taylor
Gary J. Taylor	Director	March 4, 2011

/s/ Mark T. Savoff
Mark T. Savoff	Director	March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

ENTERGY TEXAS, INC.

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph F. Domino
Joseph F. Domino	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 21, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	March 4, 2011

/s/ Leo P. Denault
Leo P. Denault	Director	March 4, 2011

/s/ Mark T. Savoff
Mark T. Savoff	Director	March 4, 2011

/s/ Gary J. Taylor
Gary J. Taylor	Director	March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 4, 2011.

SYSTEM ENERGY RESOURCES, INC.

By:	/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Herron
John T. Herron	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 23, 2011

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2011

/s/ Wanda C. Curry
Wanda C. Curry	Vice President and Chief Financial Officer – Nuclear Operations (Principal Financial Officer)	February 22, 2011

/s/ Leo P. Denault
Leo P. Denault	Director	March 4, 2011

/s/ Steven C. McNeal
Steven C. McNeal	Director	March 4, 2011

EXHIBIT INDEX

Number	Description of Exhibit
**1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities.
**1.02	Form of Underwriting Agreement relating to the Entergy Arkansas, Inc. first mortgage bonds.
**1.03	Form of Underwriting Agreement relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.
**1.04	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds.
*1.05
Form of Underwriting Agreement relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy Mississippi, Inc.’s Registration Statement on Form S-3, Registration No. 333-159164).

*1.06
Form of Underwriting Agreement relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy New Orleans, Inc.’s Registration Statement on Form S-3, Registration No. 333-155584).

*1.07
Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy Texas, Inc.’s Registration Statement on Form S-3, Registration No. 333-153442).

*1.08
Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 1.01 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration No. 333-156718).

*4.01
Indenture of Entergy Corporation (for Unsecured Debt Securities), dated as of September 1, 2010 (filed as Exhibit 4.01 to Entergy Corporation’s Current Report on Form 8-K dated September 13, 2010, File No. 001-11299).

*4.02
Officer’s Certificate establishing the terms of Entergy Corporation’s 3.625% Senior Notes (filed as Exhibit 4.02(a) to Entergy Corporation’s Current Report on Form 8-K dated September 13, 2010, File No. 001-11299).

*4.03
Officer’s Certificate establishing the terms of Entergy Corporation’s 5.125% Senior Notes (filed as Exhibit 4.02(b) to Entergy Corporation’s Current Report on Form 8-K dated September 13, 2010, File No. 001-11299).

**4.04
Mortgage and Deed of Trust of Entergy Arkansas, Inc., dated as of October 1, 1944, as amended by seventy Supplemental Indentures (7(d) in 2-5463 (Mortgage); 7(b) in 2-7121 (First); 7(c) in 2-7605 (Second); 7(d) in 2-8100 (Third); 7(a)-4 in 2-8482 (Fourth); 7(a)-5 in 2-9149 (Fifth); 4(a)-6 in 2-9789 (Sixth); 4(a)-7 in 2-10261 (Seventh); 4(a)-8 in 2-11043 (Eighth); 2(b)-9 in 2-11468 (Ninth); 2(b)-10 in 2-15767 (Tenth); D in 70-3952 (Eleventh); D in 70-4099 (Twelfth); 4(d) in 2-23185 (Thirteenth); 2(c) in 2-24414 (Fourteenth); 2(c) in 2-25913 (Fifteenth); 2(c) in 2-28869 (Sixteenth); 2(d) in 2-28869 (Seventeenth); 2(c) in 2-35107 (Eighteenth); 2(d) in 2-36646 (Nineteenth); 2(c) in 2-39253 (Twentieth); 2(c) in 2-41080 (Twenty-first); C-1 to Rule 24 Certificate in 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in 70-5257 (Twenty-third); C to Rule 24 Certificate in 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-5404 (Twenty-fifth); C to Rule 24 Certificate in 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate dated December 1, 1982 in 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate dated February 17, 1983 in 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate dated December 5, 1984 in 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate dated July 6, 1989 in 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate dated February 1, 1990 in 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate dated November 30, 1990 in 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate dated January 24, 1991 in 70-7802 (Forty-fifth); 4(d)(2) in 33-54298 (Forty-sixth); 4(c)(2) to Form 10-K for the year ended December 31, 1992 in 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); 4(c) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 in 1-10764 (Fiftieth); 4(c) to Form 10-Q for the quarter ended September 30, 1993 in 1-10764 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 in 1-10764 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c)1 to Form 10-K for the year December 31, 2002 in 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); 4(c) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-fifth);  4(a) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-sixth); 4(b) to Form 10-Q for the quarter ended June 30, 2008 in 1-10764 (Sixty-seventh); 4(c)1 to Form 10-K for the year ended December 31, 2008 in 1-10764 (Sixty-eighth); 4.06 to Form 8-K dated October 8, 2010 in 1-10764 (Sixty-ninth); and 4.06 to Form 8-K dated November 12, 2010 in 1-10764 (Seventieth)).

**4.05
Indenture of Mortgage of Entergy Gulf States Louisiana, L.L.C., dated September 1, 1926, as amended by eighty Supplemental Indentures (B-a-I-1 in Registration No. 2-2449 (Mortgage); 7-A-9 in Registration No. 2-6893 (Seventh); B to Form 8-K dated September 1, 1959 (Eighteenth); B to Form 8-K dated February 1, 1966 (Twenty-second); B to Form 8-K dated March 1, 1967 (Twenty-third); C to Form 8-K dated March 1, 1968 (Twenty-fourth); B to Form 8-K dated November 1, 1968 (Twenty-fifth); B to Form 8-K dated April 1, 1969 (Twenty-sixth); 2-A-8 in Registration No. 2-66612 (Thirty-eighth); 4-2 to Form 10-K for the year ended December 31, 1984 in 1-27031 (Forty-eighth); 4-2 to Form 10-K for the year ended December 31, 1988 in 1-27031 (Fifty-second); 4 to Form 10-K for the year ended December 31, 1991 in 1-27031 (Fifty-third); 4 to Form 8-K dated July 29, 1992 in 1-27031 (Fifth-fourth); 4 to Form 10-K dated December 31, 1992 in 1-27031 (Fifty-fifth); 4 to Form 10-Q for the quarter ended March 31, 1993 in 1-27031 (Fifty-sixth); 4-2 to Amendment No. 9 to Registration No. 2-76551 (Fifty-seventh); 4(b) to Form 10-Q for the quarter ended March 31,1999 in 1-27031 (Fifty-eighth); A-2(a) to Rule 24 Certificate dated June 23, 2000 in 70-8721 (Fifty-ninth); A-2(a) to Rule 24 Certificate dated September 10, 2001 in 70-9751 (Sixtieth); A-2(b) to Rule 24 Certificate dated November 18, 2002 in 70-9751 (Sixty-first); A-2(c) to Rule 24 Certificate dated December 6, 2002 in 70-9751 (Sixty-second); A-2(d) to Rule 24 Certificate dated June 16, 2003 in 70-9751 (Sixty-third); A-2(e) to Rule 24 Certificate dated June 27, 2003 in 70-9751 (Sixty-fourth); A-2(f) to Rule 24 Certificate dated July 11, 2003 in 70-9751 (Sixty-fifth); A-2(g) to Rule 24 Certificate dated July 28, 2003 in 70-9751 (Sixty-sixth); A-3(i) to Rule 24 Certificate dated November 4, 2004 in 70-10158 (Sixty-seventh); A-3(ii) to Rule 24 Certificate dated November 23, 2004 in 70-10158 (Sixty-eighth); A-3(iii) to Rule 24 Certificate dated February 16, 2005 in 70-10158 (Sixty-ninth); A-3(iv) to Rule 24 Certificate dated June 2, 2005 in 70-10158 (Seventieth); A-3(v) to Rule 24 Certificate dated July 21, 2005 in 70-10158 (Seventy-first); A-3(vi) to Rule 24 Certificate dated October 7, 2005 in 70-10158 (Seventy-second); A-3(vii) to Rule 24 Certificate dated December 19, 2005 in 70-10158 (Seventy-third); 4(a) to Form 10-Q for the quarter ended March 31, 2006 in 1-27031 (Seventy-fourth); 4(iv) to Form 8-K15D5 dated January 7, 2008 in 333-148557 (Seventy-fifth); 4(a) to Form 10-Q for the quarter ended June 30, 2008 in 333-148557 (Seventy-sixth); and 4(a) to Form 10-Q for the quarter ended September 30, 2009 in 0-20371 (Seventy-seventh); 4.07 to Form 8-K dated October 1, 2010 in 0-20371 (Seventy-eighth); 4(c) to Form 8-K dated October 12, 2010 in 0-20371 (Seventy-ninth); and 4(f) to Form 8-K dated October 12, 2010 in 0-20371 (Eightieth)).

**4.06
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended by sixty-seven Supplemental Indentures (7(d) in 2-5317 (Mortgage); 7(b) in 2-7408 (First); 7(c) in 2-8636 (Second); 4(b)-3 in 2-10412 (Third); 4(b)-4 in 2-12264 (Fourth); 2(b)-5 in 2-12936 (Fifth); D in 70-3862 (Sixth); 2(b)-7 in 2-22340 (Seventh); 2(c) in 2-24429 (Eighth); 4(c)-9 in 2-25801 (Ninth); 4(c)-10 in 2-26911 (Tenth); 2(c) in 2-28123 (Eleventh); 2(c) in 2-34659 (Twelfth); C to Rule 24 Certificate in 70-4793 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 2(b)-2 in 2-39437 (Fifteenth); 2(b)-2 in 2-42523 (Sixteenth); C to Rule 24 Certificate in 70-5242 (Seventeenth); C to Rule 24 Certificate in 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in 70-7166 (Thirty-sixth); A-2(a) in 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 in 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in 70-7822 (Forty-fifth); A-2(c) to Rule 24 Certificate dated April 7, 1993 in 70-7822 (Forty-sixth); A-3(d) to Rule 24 Certificate dated June 4, 1993 in 70-7822 (Forth-seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993 in 70-7822 (Forty-eighth); A-3(f) to Rule 24 Certificate dated August 1, 1994 in 70-7822 (Forty-ninth); A-4(c) to Rule 24 Certificate dated September 28, 1994 in 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in 70-8487 (Fifty-first); A-2(a) to Rule 24 Certificate dated April 3, 1998 in 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in 70-9141 (Fifty-third); A-3(a) to Rule 24 Certificate dated July 6, 1999 in 70-9141 (Fifty-fourth); A-2(c) to Rule 24 Certificate dated June 2, 2000 in 70-9141 (Fifty-fifth); A-2(d) to Rule 24 Certificate dated April 4, 2002 in 70-9141 (Fifty-sixth); A-3(a) to Rule 24 Certificate dated March 30, 2004 in 70-10086 (Fifty-seventh); A-3(b) to Rule 24 Certificate dated October 15, 2004 in 70-10086 (Fifty-eighth); A-3(c) to Rule 24 Certificate dated October 26, 2004 in 70-10086 (Fifty-ninth); A-3(d) to Rule 24 Certificate dated May 18, 2005 in 70-10086 (Sixtieth); A-3(e) to Rule 24 Certificate dated August 25, 2005 in 70-10086 (Sixty-first); A-3(f) to Rule 24 Certificate dated October 31, 2005 in 70-10086 (Sixty-second); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in 1-32718 (Sixty-fifth); 4(3)1 to Form 10-K for the year ended December 31, 2009 in 1-32718 (Sixty-sixth); 4(a) to Form 10-Q for the quarter ended March 31, 2010 in 1-32718 (Sixty-seventh); 4.08 to Form 8-K dated September 24, 2010 in 1-32718 (Sixty-eighth); 4(c) to Form 8-K dated October 12, 2010 in 1-32718 (Sixty-ninth); and 4.08 to Form 8-K dated November 23, 2010 in 1-32718 (Seventieth)).

*4.07
Mortgage and Deed of Trust of Entergy Mississippi, Inc., dated as of February 1, 1988, as amended by twenty-seven Supplemental Indentures (A-2(a)-2 to Rule 24 Certificate in 70-7461 (Mortgage); A-2(b)-2 in 70-7461 (First); A-5(b) to Rule 24 Certificate in 70-7419 (Second); A-4(b) to Rule 24 Certificate in 70-7554 (Third); A-1(b)-1 to Rule 24 Certificate in 70-7737 (Fourth); A-2(b) to Rule 24 Certificate dated November 24, 1992 in 70-7914 (Fifth); A-2(e) to Rule 24 Certificate dated January 22, 1993 in 70-7914 (Sixth); A-2(g) to Form U-1 in 70-7914 (Seventh); A-2(i) to Rule 24 Certificate dated November 10, 1993 in 70-7914 (Eighth); A-2(j) to Rule 24 Certificate dated July 22, 1994 in 70-7914 (Ninth); (A-2(l) to Rule 24 Certificate dated April 21, 1995 in 70-7914 (Tenth); A-2(a) to Rule 24 Certificate dated June 27, 1997 in 70-8719 (Eleventh); A-2(b) to Rule 24 Certificate dated April 16, 1998 in 70-8719 (Twelfth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in 70-8719 (Thirteenth); A-3(a) to Rule 24 Certificate dated June 8, 1999 in 70-8719 (Fourteenth); A-2(d) to Rule 24 Certificate dated February 24, 2000 in 70-8719 (Fifteenth); A-2(a) to Rule 24 Certificate dated February 9, 2001 in 70-9757 (Sixteenth); A-2(b) to Rule 24 Certificate dated October 31, 2002 in 70-9757 (Seventeenth); A-2(c) to Rule 24 Certificate dated December 2, 2002 in 70-9757 (Eighteenth); A-2(d) to Rule 24 Certificate dated February 6, 2003 in 70-9757 (Nineteenth); A-2(e) to Rule 24 Certificate dated April 4, 2003 in 70-9757 (Twentieth); A-2(f) to Rule 24 Certificate dated June 6, 2003 in 70-9757 (Twenty-first); A-3(a) to Rule 24 Certificate dated April 8, 2004 in 70-10157 (Twenty-second); A-3(b) to Rule 24 Certificate dated April 29, 2004 in 70-10157 (Twenty-third); A-3(c) to Rule 24 Certificate dated October 4, 2004 in 70-10157 (Twenty-fourth); A-3(d) to Rule 24 Certificate dated January 27, 2006 in 70-10157 (Twenty-fifth); 4(b) to Form 10-Q for the quarter ended June 30, 2009 in 1-31508 (Twenty-sixth); and 4(b) to Form 10-Q for the quarter ended March 31, 2010 in 1-31508 (Twenty-seventh)).

*4.08
Mortgage and Deed of Trust of Entergy New Orleans, Inc., dated as of May 1, 1987, as amended by fifteen Supplemental Indentures (A-2(c) to Rule 24 Certificate in 70-7350 (Mortgage); A-5(b) to Rule 24 Certificate in 70-7350 (First); A-4(b) to Rule 24 Certificate in 70-7448 (Second); 4(f)4 to Form 10-K for the year ended December 31, 1992 in 0-5807 (Third); 4(a) to Form 10-Q for the quarter ended September 30, 1993 in 0-5807 (Fourth); 4(a) to Form 8-K dated April 26, 1995 in 0-5807 (Fifth); 4(a) to Form 8-K dated March 22, 1996 in 0-5807 (Sixth); 4(b) to Form 10-Q for the quarter ended June 30, 1998 in 0-5807 (Seventh); 4(d) to Form 10-Q for the quarter ended June 30, 2000 in 0-5807 (Eighth); C-5(a) to Form U5S for the year ended December 31, 2000 (Ninth); 4(b) to Form 10-Q for the quarter ended September 30, 2002 in 0-5807 (Tenth); 4(k) to Form 10-Q for the quarter ended June 30, 2003 in 0-5807 (Eleventh); 4(a) to Form 10-Q for the quarter ended September 30, 2004 in 0-5807 (Twelfth); 4(b) to Form 10-Q for the quarter ended September 30, 2004 in 0-5807 (Thirteenth); 4(e) to Form 10-Q for the quarter ended June 30, 2005 in 0-5807 (Fourteenth); and 4.02 to Form 8-K dated November 23, 2010 in 0-5807 (Fifteenth)).

*4.09
Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008 (Filed as Exhibit 4(h)2 to Entergy Texas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 in File No. 0-53134).

*4.10
Officer’s Certificate No. 1-B-1 dated January 27, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (Filed as Exhibit 4(h)3 to Entergy Texas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 in File No. 0-53134).

*4.11
Officer’s Certificate No. 2-B-2 dated May 14, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (Filed as Exhibit 4(a) to Entergy Texas, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 in File No. 1-34360).

*4.12
Officer’s Certificate No. 3-B-3 dated May 18, 2010, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (Filed as Exhibit 4(a) to Entergy Texas, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 in File No. 1-34360).

*4.13
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended by twenty-three Supplemental Indentures (A-1 in 70-5890 (Mortgage); B and C to Rule 24 Certificate in 70-5890 (First); B to Rule 24 Certificate in 70-6259 (Second); 20(a)-5 to Form 10-Q for the quarter ended June 30, 1981 in 1-3517 (Third); A-1(e)-1 to Rule 24 Certificate in 70-6985 (Fourth); B to Rule 24 Certificate in 70-E-47021 (Fifth); B to Rule 24 Certificate in 70-7021 (Sixth); A-3(b) to Rule 24 Certificate in 70-7026 (Seventh); A-3(b) to Rule 24 Certificate in 70-7158 (Eighth); B to Rule 24 Certificate in 70-7123 (Ninth); B-1 to Rule 24 Certificate in 70-7272 (Tenth); B-2 to Rule 24 Certificate in 70-7272 (Eleventh); B-3 to Rule 24 Certificate in 70-7272 (Twelfth); B-1 to Rule 24 Certificate in 70-7382 (Thirteenth); B-2 to Rule 24 Certificate in 70-7382 (Fourteenth); A-2(c) to Rule 24 Certificate in 70-7946 (Fifteenth); A-2(c) to Rule 24 Certificate in 70-7946 (Sixteenth); A-2(d) to Rule 24 Certificate in 70-7946 (Seventeenth); A-2(e) to Rule 24 Certificate dated May 4, 1993 in 70-7946 (Eighteenth); A-2(g) to Rule 24 Certificate dated May 6, 1994 in 70-7946 (Nineteenth); A-2(a)(1) to Rule 24 Certificate dated August 8, 1996 in 70-8511 (Twentieth); A-2(a)(2) to Rule 24 Certificate dated August 8, 1996 in 70-8511 (Twenty-first); A-2(a) to Rule 24 Certificate filed October 4, 2002 in 70-9753 (Twenty-second); and 4(b) to Form 10-Q for the quarter ended September 30, 2007 in 1-9067 (Twenty-third)).

*4.14	Availability Agreement, dated June 21, 1974, among System Energy and certain other System companies (filed as Exhibit B to Rule 24 Certificate dated June 24, 1974 in 70-5399).
*4.15	First Amendment to Availability Agreement, dated as of June 30, 1977 (filed as Exhibit B to Rule 24 Certificate dated June 24, 1977 in 70-5399).
*4.16	Second Amendment to Availability Agreement, dated as of June 15, 1981 (filed as Exhibit E to Rule 24 Certificate dated July 1, 1981 in 70-6592).
*4.17	Third Amendment to Availability Agreement, dated as of June 28, 1984 (filed as Exhibit B-13(a) to Rule 24 Certificate dated July 6, 1984 in 70-6985).
*4.18	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (filed as Exhibit A to Rule 24 Certificate dated June 8, 1989 in 70-5399).
*4.19
Thirty-fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 22, 2003, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and Union Bank of California, N.A. (filed as Exhibit 10(a)25 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 in 1-11299).

*4.20
First Amendment to Thirty-fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 17, 2004, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and Union Bank of California, N.A. (filed as Exhibit 10(a)24 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 in 1-11299).

*4.21
Thirty-sixth Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2007, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon and Douglas J. MacInnes, as trustees (filed as Exhibit 10(a)24 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 in 1-11299).

*4.22	Form of Assignment of Availability Agreement, Consent and Agreement (filed as Exhibit 4.11 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration No. 333-156718).
*4.23	Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit C to Rule 24 Certificate dated June 24, 1974 in 70-5399).
*4.24
First Amendment to Capital Funds Agreement, dated as of June 1, 1989, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit B to Rule 24 Certificate dated June 8, 1989 in 70-5399).

*4.25
Thirty-fifth Supplementary Capital Funds Agreement and Assignment, dated as of December 22, 2003, among Entergy Corporation, System Energy Resources, Inc., and Union Bank of California, N.A (filed as Exhibit 10(a)38 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 in 1-11299).

*4.26
Thirty-sixth Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2007, among Entergy Corporation, System Energy Resources, Inc., and The Bank of New York Mellon and Douglas J. MacInnes, as Trustees (filed as Exhibit 10(a)36 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 in 1-11299).

*4.27
First Amendment to Supplementary Capital Funds Agreements and Assignments, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., Deposit Guaranty National Bank, United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in 70-7026).

*4.28
First Amendment to Supplementary Capital Funds Agreements and Assignments, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in 70-7123).

*4.29
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc. and Chemical Bank (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in 70-7561).

*4.30	Form of Supplementary Capital Funds Agreement and Assignment (filed as Exhibit 4.19 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration No. 333-156718).
**4.34	Form of officer’s certificate establishing the terms of one or more series of Entergy Corporation debt securities.
**4.35	Form of Supplemental Indenture relating to the Entergy Arkansas, Inc. first mortgage bonds.
**4.36	Form of Supplemental Indenture relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.
**4.37	Form of Supplemental Indenture relating to the Entergy Louisiana, LLC first mortgage bonds.
*4.38
Form of Supplemental Indenture relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy Mississippi, Inc.’s Registration Statement on Form S-3, Registration No. 333-159164).

*4.39
Form of Supplemental Indenture relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy New Orleans, Inc.’s Registration Statement on Form S-3, Registration No. 333-155584).

*4.40
Form of officer’s certificate establishing the terms of one or more series of Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy Texas, Inc.’s Registration Statement on Form S-3, Registration No. 333-153442).

*4.41
Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 4.02 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration No. 333-156718)

**5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation debt securities.
**5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.
**5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.
**5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.
**5.05	Opinion of Dawn Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.
**5.06	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC first mortgage bonds.
**5.07	Opinion of Dawn Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC first mortgage bonds.
**5.08	Opinion of Clark, Thomas & Winters, a Professional Corporation, with respect to the Entergy Louisiana, LLC first mortgage bonds.
5.09	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Mississippi, Inc. first mortgage bonds.
5.10	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the Entergy Mississippi, Inc. first mortgage bonds.
5.11	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy New Orleans, Inc. first mortgage bonds.
5.12	Opinion of Dawn Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy New Orleans, Inc. first mortgage bonds.
5.13	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds.
5.14	Opinion of Clark, Thomas & Winters, a Professional Corporation, with respect to the Entergy Texas, Inc. first mortgage bonds.
5.15	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds.
5.16	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the System Energy Resources, Inc. first mortgage bonds.
5.17	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds.
**12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation.
*12.02
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. (filed as Exhibit 12(a) to Entergy Arkansas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010).

*12.03
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Gulf States Louisiana, L.L.C. (filed as Exhibit 12(b) to Entergy Gulf States Louisiana, L.L.C.’s Annual Report on Form 10-K for the year ended December 31, 2010).

*12.04
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (filed as Exhibit 12(c) to Entergy Louisiana, LLC’s Annual Report on Form 10-K for the year ended December 31, 2010).

*12.05
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. (filed as Exhibit 12(d) to Entergy Mississippi, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010).

*12.06
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. (filed as Exhibit 12(e) to Entergy New Orleans, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010).

*12.07
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. (filed as Exhibit 12(f) to Entergy Texas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010).

*12.08
Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. (filed as Exhibit 12(g) to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010).

*23.01
Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC (included in the Annual Reports on Form 10-K for the year ended December 31, 2010 of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC, respectively).

23.02	Consent of Deloitte & Touche LLP with respect to Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc.
**23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation debt securities.
**23.04	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds.
**23.05	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds.
**23.06	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.
**23.07	Consent of Dawn Abuso, Esq., Senior Counsel-Corporate & Securities of Entergy Services, Inc., with respect to her Opinion relating to the Entergy Gulf States Louisiana, L.L.C. first mortgage bonds.
**23.08	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC first mortgage bonds.
**23.09	Consent of Dawn Abuso, Esq., Senior Counsel-Corporate & Securities of Entergy Services, Inc., with respect to her Opinion relating to the Entergy Louisiana, LLC first mortgage bonds.
**23.10	Consent of Clark, Thomas & Winters, a Professional Corporation, with respect to the Entergy Louisiana, LLC first mortgage bonds.
23.11	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.09 hereto).
23.12	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.10 hereto).
23.13	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.11 hereto).
23.14
Consent of Dawn Abuso, Esq., Senior Counsel-Corporate & Securities of Entergy Services, Inc., with respect to her Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.12 hereto).

23.15	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.13 hereto).
23.16	Consent of Clark, Thomas & Winters, a Professional Corporation, with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.14 hereto).
23.17	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.15 hereto).
23.18	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.16 hereto).
23.19	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.17 hereto).
**24.01	Power of Attorney with respect to directors and officers signing the registration statement on behalf of Entergy Corporation.
**24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, Inc.
**24.03	Power of Attorney of certain officers and directors of Entergy Gulf States Louisiana, L.L.C.
**24.04	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC.
24.05	Power of Attorney of certain officers and directors of Entergy Mississippi, Inc. (included on pages S-10 and S-11 hereof).
24.06	Power of Attorney of certain officers and directors of Entergy New Orleans, Inc. (included on pages S-12 and S-13 hereof).
24.07	Power of Attorney of certain officers and directors of Entergy Texas, Inc. (included on pages S-14 and S-15 hereof).
24.08	Power of Attorney of certain officers and directors of System Energy Resources, Inc. (included on pages S-16 and S-17 hereof).
**25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation.
**25.02	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.
**25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.

**25.04	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Gulf States Louisiana, L.L.C.
**25.05	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Louisiana, LLC.
25.06	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Mississippi, Inc.
25.07	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy New Orleans, Inc.
25.08	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Texas, Inc.
25.09	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of System Energy Resources, Inc.

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*	Incorporated by reference.
**	Previously filed.